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                                                                    EXHIBIT 10.4

                      AMENDED AND RESTATED OPTION AGREEMENT

         WHEREAS, the undersigned, Martin J. Cable and Olga B. Cable, as Trustees of the Cable Family Trust ("CABLE") and Grand Casinos Nevada I, Inc., a Minnesota corporation ("GRAND") are parties to an Option Agreement dated as of November 1, 1997 as amended by a letter agreement dated April 13, 1998, ("ORIGINAL OPTION AGREEMENT") and;

         WHEREAS, under the Original Option Agreement Cable granted Grand an option to acquire the Option Property and a right of first refusal with respect to the Center Property (as such terms are defined in the Original Option Agreement); and,

         WHEREAS, the parties hereto desire to amend the Original Option Agreement to extend the option with respect to the Option Property, to grant an option with respect to the Center Property and in other respects;

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed that the Original Option Agreement is hereby amended and restated in its entirety to read as follows:

         THIS AMENDED AND RESTATED OPTION AGREEMENT made as of June 1, 2000, at Las Vegas, Nevada by and between Martin J. Cable and Olga B. Cable, as Trustees of the Cable Family Trust ("Cable") and Grand Casinos Nevada I. Inc., a Minnesota corporation ("Grand").

                              W I T N E S S E T H:

         WHEREAS, Cable is the owner of certain real property in Clark County, Nevada, commonly known as the Cable Center located at 3755 Las Vegas Boulevard South and legally described in Exhibit A attached hereto and incorporated herein by reference (the "CABLE PROPERTY"). The Cable

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Property consists of approximately four and one-half (4.5) acres of gross land area having the approximate dimensions of two hundred seventy (270) feet in width and seven hundred thirty-five (735) feet in depth. The western portion ("CENTER PROPERTY") of Cable Property is improved with a single retail shopping center building (the "CABLE CENTER"). The remainder of the Cable Property is referred to herein as the REAR PROPERTY. The Center Property and Rear Property are Parcels 1 and 2 respectively, as shown on that map recorded March 30, 1999, at Page 0072, File 094, Office of the County Recorder, Clark County, Nevada.). The Center Property includes all improvements thereon; all furniture, fixtures, equipment and other tangible property thereon other than Tenant fixtures; deposits, whether made by or with Cable, including, but not limited to, rent deposits and utility deposits; any and all warranties relating to any improvements or any materials incorporated therein; and all books and records of Cable reasonably related to any other item included in the Center Property.

         WHEREAS, Grand desires to obtain from Cable options to purchase the Rear Property and the Cable Center Property;

         WHEREAS, Cable is willing to grant to Grand options to purchase the Rear Property and the Center Property on the terms and subject to the conditions set forth herein; and,

         WHEREAS, the parties hereto have reached an understanding with respect to the grant by Cable to Grand of options to buy the Rear Property and the Center Property.

         NOW, THEREFORE, it is agreed as follows:


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                                    SECTION 1

                                     OPTION

         1.01.1. Cable hereby grants Grand options (the "OPTIONS" and each an "OPTION") to purchase the Rear Property or the entire Cable Property on the terms and subject to the conditions set forth in this Agreement. The Rear Property and the Center Property shall each be conveyed to Grand free and clear of all security interests, liens and monetary encumbrances except non-delinquent taxes and assessments.

         1.01.2. In the event Grand exercises the Option with respect to only the Rear Property, Cable shall, concurrently with the conveyance of the Rear Property, convey to Grand a non-exclusive, permanent easement appurtenant to the Rear Property for the purpose of vehicular and pedestrian ingress and/or egress over the northerly most approximately forty (40) feet of the Center Property (the "ACCESS EASEMENT"). The Access Easement is depicted on the map attached hereto as Exhibit B and incorporated herein by reference Grand shall have no right to use the Access Easement in any manner which materially interferes with the operations of the Cable Center or the rights of the tenants occupying the Cable Center, including, without limitation, the use of the easement by construction equipment or the material impairment of traffic circulation by customers of the Cable Center to and from the existing parking areas located on the Center Property. Except as expressly set forth in this Section 1.01 and in Section11.02 and Section 11.03, Grand shall not have any right to alter, construct or modify the existing improvements located on the Access Easement, without the prior written consent of Cable, which consent shall not be unreasonably withheld or delayed. The failure of Cable to disapprove any requested alteration, modification or improvement, or to specify the reasons for such disapproval, within ten (10) days of a request for such approval shall be deemed


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approval thereof. Without limiting Grand's rights to require Cable's approval of other matters hereunder, the parties specifically acknowledge that Grand may submit proposals to Cable pursuant to this Section prior to exercise of the Option with respect to the Rear Property. Cable acknowledges that Grand must alter the Access Easement in order to use the same for the purposes intended herein. Grand acknowledges that such approval by Cable may be conditioned upon, among other things, Grand's assumption of responsibility for maintaining the improvements so constructed. The parties acknowledge that no parking spaces for the Center Property are located in the Access Easement and agree that in connection with development of the Access Easement Grand may not require any parking spaces currently on the Center Property to be moved or removed. If the Access Easement is developed by Grand in conjunction with the property immediately to the north of the Access Easement (such property so developed being referred to as the "NORTH EASEMENT") as a combined ingress/egress drive, Cable shall have a non-exclusive easement over the North Easement for so long as the North Easement is so developed for the purpose of vehicular ingress and/or egress to or from the Center Property. Should a median be constructed in any roadway over the Access Easement, or over the Access Easement and North
Easement, if applicable, a median break shall be located not more than one hundred sixty (160) feet east of the west boundary of the Center Property sufficient to allow cars traveling east on such roadway to take a u-turn into the westbound lane(s) of such roadway. Should a roadway exist, in whole or in part, over the Access Easement which allows customers of Grand access to the remainder of the Center Property, upon the request of Cable, Grand will undertake such measures as are reasonable in light of the circumstances (including, without limitation, the magnitude of any problem) to prevent customers of Grand parking on the Center Property if the same would interfere with the ability of customers of the Center Property to park


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thereon. Grand shall have the right to locate subsurface utility lines beneath the Access Easement, provided that such use does not materially interfere with the operations of the Cable Center or the rights of tenants occupying the Cable Center, Grand pays all costs associated therewith and restores the surface of the Access Easement area to its condition prior to installation of such utilities. Grand shall indemnify, defend and hold Cable and its successors and assigns harmless from and against any liability, obligation, claim, damage, cost or expense (including reasonable attorney's fees) that Cable or its successors and assigns shall incur or suffer arising out of or in connection with the use of the Access Easement by Grand and Grand's agents, contractors, and invitees or any of Grand's activities in connection therewith. The terms and conditions of Grand's use of the Access Easement as provided in this Section shall be set forth in an Easement Agreement, in form and content reasonably satisfactory to Cable and Grand, which shall be recorded as of the closing of the purchase of the Rear Property.

         1.02. The period during which the Options may be exercised (the "OPTION PERIOD") commences June 1, 2000 and expires January 2, 2003. As consideration for the Options, Grand shall pay to Cable the amount of One Hundred Thousand Dollars ($100,000) per month. Such payments shall commence on June 1, 2000 and continue on or before the first day of each and every month thereafter during the Option Period for so long as Grand desires the Options to remain effective. If, for any reason whatsoever, the full amount of any option payment is not made by Grand within the time provided for herein, and such amount remains unpaid for ten (10) days after written notice from Cable to Grand of such non-payment, the Options shall automatically terminate without notice or further action by Cable, and Cable shall be fully released and discharged from any further liability


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or obligation under this Agreement. Each option payment shall be tendered by
Grand to Cable within the time specific herein without reservation or condition.

         1.03. All option payments paid to Cable by Grand pursuant to this Agreement shall be absolutely non-refundable. Grand acknowledges and agrees that the amount of the option payments constitute fair and reasonable consideration for the granting of the Options and that Cable has the absolute right to retain the option payments whether or not either of the Options is exercised and whether or not the closing occurs. However, the parties acknowledge that the fact that the option payments are non-refundable under this Agreement shall not prejudice Grand's right to seek recovery thereof in an action against Cable in the event that Cable commits a Breach (as hereinafter defined) of this Agreement.

         1.04. In the event Grand exercises the Option with respect to either the Rear Property or the entire Cable Property, Grand shall be entitled to apply against the Purchase Price thereof twenty percent (20%) of the option payment due for the period commencing June 1, 2000, and each subsequent option payment through, but excluding, the option payment due for the period commencing November 1, 2000, and one half of the option payment due for the period commencing November 1, 2000, and each subsequent option payment through, but excluding, the option payment due for November, 2001. No portion of any option payments for the period commencing November 1, 2001, through the end of the Option Period shall be applied against the Purchase Price.

         1.05. Grand may exercise the Option for the Rear Property or the Option for the entire Cable Property by notice ("OPTION NOTICE") to Cable given any time that the Options remains in effect. The Option Notice shall specify the property to be acquired and time and date for closing of the purchase, which date shall not be less than thirty (30) days after the date of the Option Notice but

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no later than January 2, 2003; provided, however, Grand shall continue to be obligated to make all option payments that are due between the date of such exercise and the closing of the purchase. Should Grand exercise the Option with respect to only the Rear Property, Grand shall have no further right to acquire the Center Property. The Options shall remain in effect until the last day of the last month for which Grand has made an option payment pursuant to Section 1.02, provided that in no event shall any Option remain in effect after January 2, 2003, unless specifically extended in writing by Cable. Should the Options terminate and Grand has not exercised the same, Grand shall have no further rights with respect to the Cable Property, except in the case of a Breach.

                                    SECTION 2

                                 PURCHASE PRICE

         2.01. The total purchase price (the "PURCHASE PRICE") for the Rear Parcel shall be Eighteen Million Dollars ($18,000,000). The Purchase Price for the entire Cable Property shall be Thirty-Nine Million One Hundred Twenty Thousand Dollars ($39,120,000). Cable and Grand acknowledge and agree that the Purchase Price represents the net consideration to be received by Cable for the Rear Parcel or Cable Property, as the case may be, and that, except as expressly set forth in this Agreement, including, without limitation, Section 1.04, there shall be no reductions to or credits against the Purchase Price.

         2.02. The applicable Purchase Price, less any applicable credits, shall be paid at the closing by Grand to Cable in immediately available funds.

         2.03.1. Real estate taxes, assessments and deposits and rent under the Leases shall be prorated as of the closing pursuant to a closing statement prepared by Escrow Agent and approved by the parties. To the extent that such adjustments can be made at the applicable closing date the


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same shall be done and Cable or Grand, as the case may be, shall pay the amount due to the other. All other adjustments shall be paid by Cable to Grand or Grand to Cable, as the case may be, promptly on demand when computed. In the case of acquisition of the entire Cable Property, in lieu of prorating power, gas, water and other utility fees and charges, to the extent not directly paid by the tenants under the Leases, the appropriate utilities will be informed to take meter readings as close as practicable to the closing date, to bill Cable for service prior to such readings and to bill Grand for service thereafter. Said readings may before or after the applicable closing date.

         2.03.2. Any rental or other payments received by Grand from any tenant under any Lease after the closing date of acquisition of the Cable Property shall be applied first against any obligations of said tenant to Grand and only if all obligations of said tenant to Grand are current shall Grand then remit the excess to Cable in an amount not in excess of the amount, if any, certified by Cable to Grand at the closing to be so due, provided that if such tenant is so certified to be one (1) month or less in arrears in payment of rent the first payments received by Grand from such tenant shall be remitted to Cable to the extent of such delinquency. Cable shall not make any claim or take any action to collect any sums owing Cable from such tenant which might adversely affect Grand's rights and remedies under the any Lease. Nothing in this Section 2.03.2 shall constitute a waiver by Grand of any representation, warranty, term, covenant or condition contained in this Agreement, including, without limitation, Sections 4.01.1(f) and (g).

         2.04. Grand shall withhold from the Purchase Price such amount as Grand reasonably estimates is necessary to comply with the provisions of NRS 360.525 and 612.695 until such time as Cable furnishes Grand the receipts or certificates provided for in said statutes or, if not so provided for, such evidence as Grand may reasonably require to assure Grand that the applicable

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obligations have been paid. If Cable does not produce such receipts or certificates within the time periods provided in said statutes, or if any lien or other claim therefor is asserted against Grand or the property acquired by Grand under this Agreement, Grand shall pay such withheld sums to the appropriate authority.

         2.05. Grand agrees to reasonably cooperate so as to qualify these transactions under Section 1031 of the Internal Revenue Code provided Grand incurs no additional liability, cost, delay or expense. Notwithstanding the foregoing sentence, the sale of the Rear Parcel and the entire Cable Property and the rights of Grand shall in no manner be contingent upon or affected by the failure to qualify the transaction for such tax deferred exchange treatment, regardless of the reasons or causes of such failure to qualify.

                                    SECTION 3

                                     TITLE

         Grand acknowledges that, prior to the date of this Agreement, Grand has conducted investigations with respect to the condition of title to the Cable Property. Grand acknowledges that it has received and reviewed a preliminary title report ("PTR") issued by Escrow Agent concerning the Cable Property, together with legible copies of all documents referred to therein. A copy of the PTR is attached hereto as Exhibit C and incorporated herein by reference. The parties agree that, in the event that Grand exercises either Option, Cable will be conveying title to the applicable parcel subject to, and only subject to, all of the following matters affecting or which may affect the condition of title to such parcel ("PERMITTED TITLE EXCEPTIONS"): (a) any and all covenants, reservations, restrictions, easements and other title matters appearing of record as of the date of the PTR (whether or not disclosed in the PTR), except for delinquent taxes and assessments; (b) any lien


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for current year taxes and assessments not yet delinquent now or hereafter assessed against the Cable Property; (c) any matters created or suffered in connection with the filing, processing or recordation of the parcel map referred to in the recitals to this Agreement; (d) any matter caused or created by Grand;
(e) in the case of acquisition of the entire Cable Property, any Leases conforming to the representations and covenants in this Agreement; and (f) any other non-monetary defect or exception to title that does not materially adversely affect the value of the applicable parcel or Grand's intended use of such parcel or, if applicable, the Access Easement. Grand shall be solely responsible for obtaining such title commitments or title insurance as Grand may desire in connection with the granting of the Options or the closing of the purchase of either parcel, except that, and conditioned upon the closing of either parcel, Cable shall pay the portion of the title insurance premium described in Section 10.04. Grand acknowledges that title to the Rear Property may be subject to a Covenant not to Compete for the benefit of McDonald's Corporation ("MCDONALD'S COVENANT"). Except in the event of the creation of a Material Title Defect (as defined herein) by Cable or a Breach, (i) Cable shall have no responsibility or liability for the condition of title of the Rear Parcel or Cable Property and (ii) no matter affecting condition of title to the Rear Parcel or Cable Property shall form the basis for a claim by Grand against Cable for default or breach of this Agreement or for the refund of any option payments made by Grand to Cable pursuant to this Agreement. It shall, however, be a condition precedent to Grand's obligation, upon exercise of an Option, to consummate the closing of the purchase of the applicable parcel that Grand obtains through Escrow Agent an ALTA Form B extended owner's policy of title insurance in the amount of the applicable Purchase Price, and with such endorsements as Grand may reasonably require, insuring that Grand has fee simple title to the applicable parcel and, if applicable,


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an easement over the Access Easement as provided herein subject only to the
Permitted Title Exceptions.

                                    SECTION 4

                         REPRESENTATIONS AND WARRANTIES

         4.01.1. Cable represents and warrants to Grand as follows:

               (a) Cable has full power and authority to enter into this Agreement.

               (b) The execution, delivery and performance of this Agreement by the Persons executing the same on behalf of Cable have been duly and validly authorized (and by their execution hereof such Persons so represent and warrant) and this Agreement constitutes the legal, valid and binding obligation of Cable enforceable in accordance with its terms.

               (c) Neither the execution, delivery or performance of this Agreement by Cable will conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority to which Cable or the Cable Property is subject or any agreement or instrument to which it is a party or by which it or the Cable Property is bound, or constitute a default thereunder.

               (d) To Cable's actual knowledge, no labor has been performed or material furnished for the Cable Property, or any part thereof, for which Cable has not heretofore fully paid, or for which a mechanic's or materialman's lien or liens, or any other lien, can be claimed by any Person.

               (e) Except as may be disclosed in the environmental reports referred to in Exhibit D attached hereto and incorporated herein by reference, Cable has not received any written notice or other written communication from any government, agency thereof or any private



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         party concerning any alleged violation of Environmental Laws or any written notices or other written communications alleging against Cable liability for Hazardous Materials in connection with the Cable Property.

               (f) Except for easements shown on the PTR, the McDonald's Covenant (as to the Center Property and, possibly also as to the Rear Property), and the Leases (as the Center Property only) Cable is not, and prior to transfer of possession of the Cable Property will not be, a party to any service contract, Lease or other agreement with respect to or affecting the Cable Property, except for contracts and agreements terminable on notice of thirty (30) days or less. Other than the McDonald's Lease, the Narang Lease and the OPC Lease, (i) no Lease has a term which expires or will expire later than June 30, 2002, and (ii) after June 30, 2002, all Leases may be terminated on not more than ninety (90) days' notice. Upon exercise of the Option with respect to the entire Cable Property the OPC Lease may be terminated by the lessor on not more than thirty (30) days' notice. Without limiting the generality of the foregoing, no Person other than Cable, the beneficiaries of the easements shown on the PTR and possibly the beneficiary of the McDonald's Covenant has any rights whatsoever with respect to the Rear Property. Cable has no actual knowledge of any exception to title to the Cable Property other than those described in the PTR.

               (g) All agreements (including all extensions, amendments and other modifications thereof, the "LEASES") pursuant to which a Person may occupy any part of the Cable Property are listed on Exhibit E attached hereto and incorporated herein by reference. Cable has furnished Grand true, correct and complete copies of the Leases. The amount of any security deposit made by any such tenant is set forth on Exhibit E. No rent under any


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         Lease has been paid more than one (1) month in advance. There has been no application of any security deposit to a tenant's default under any Lease, except as described on Exhibit E. Cable has not received or given any written notice with respect to any default by any party under any Lease which remains uncured, except for notices, copies of which have previously been given to Grand.

               (h) No consent, approval or authorization of any private party is required in connection with the execution, delivery and performance of this Agreement by Cable.

               (i) Cable has made available to Grand all material reports, studies and surveys concerning the Cable Property in Cable's possession or under Cable's control (collectively the "PROPERTY INFORMATION"). Grand acknowledges that Cable has neither verified the accuracy of any information contained in the Property Information nor the qualifications of the Persons preparing the Property Information. Grand acknowledges and agrees that Cable makes no representations or warranties, expressed or implied, with respect to the accuracy or completeness of the Property Information or its fitness for a particular purpose.

               (j) Cable is not and has not been a foreign person, as defined in the Internal Revenue Code of 1986, as amended, and Cable will deliver to Grand at the closing affidavit(s) under penalty of perjury and otherwise in the form and substance necessary to satisfy the requirements under the Internal Revenue Code of 1986 relating to withholding of a portion of the purchase price, stating the U.S. taxpayer identification number of Cable and that such Person is not a foreign person.

         4.01.2. Grand acknowledges and agrees that, prior to Grand's execution of this Agreement, Grand was given the full opportunity to inspect and investigate each and every aspect of the Cable


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Property either independently or through Grand's agents. Grand acknowledges and agrees that, except for Cable's express representations and warranties set forth in this Agreement, if Grand elects to purchase either the Rear Parcel or the entire Cable Property it is purchasing such parcel based solely upon Grand's inspection and investigation of the applicable parcel, or its opportunity to do so, and Grand is purchasing the applicable parcel in its "AS IS" condition, without relying upon any representations or warranties, express or implied, of any kind, except as expressly set forth in this Agreement. Without limiting the above, Grand expressly acknowledges and agrees that, except for Cable's express representations and warranties set forth in this Agreement, neither Cable nor Cable's agents has made any representations or warranties as to any matters concerning the Cable Property, including, but not limited to, its intended use, the condition of the Cable Property, square footage, layout, development rights and exactions, permissible uses, utilities, zoning, soil, subsoil, drainage, title, compliance with applicable laws, rules and regulations (including Environmental Laws), the presence of Hazardous Materials on or under the Cable Property or any other matters. The closing of the purchase of either parcel by Grand hereunder shall be conclusive evidence that Grand accepts such parcel in its present condition with all patent and latent defects, other than breaches of the express representations and warranties contained herein.

         4.02. Grand represents and warrants to Cable as follows:

               (a) Grand has full power and authority to enter into this Agreement.

               (b) The execution, delivery and performance of this Agreement by the Person executing the same on behalf of Grand have been duly and validly authorized (and by his execution hereof such Person so represents and warrants) and this Agreement constitutes the legal, valid and binding obligation of Grand enforceable in accordance with its terms.


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               (c) Neither the execution, delivery or performance of this
         Agreement by Grand will conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any court or governmental authority to which Grand is subject or any agreement or instrument to which it is a party or by which it is bound, or constitute a default thereunder.

               (d) No consent, approval or authorization of any private party is required in connection with the execution, delivery and performance of this Agreement by Grand.

         4.03. No specific warranty or representation contained herein shall be deemed to modify or limit any general warranty or representation.

         4.04. The representations and warranties contained herein are made with the knowledge and expectation that Grand and Cable, as the case may be, are placing complete reliance thereon. However, notwithstanding any other provision of this Agreement, any knowledge of matters concerning the Cable Property which actually came to the attention of Grand prior to the execution of this Agreement (whether through Cable or due to Grand's own investigations) shall be deemed to limit (and be an exception to) any and all representations and warranties made by Cable in this Agreement so as to reduce or eliminate any liability which Cable may otherwise have had with respect to such matter as a result of such representations and warranties, provided that Grand's awareness that it may be unclear whether the Leases affect the Rear Property shall not be a limitation of, or exception to, Section 4.01.1(f). Grand acknowledges receipt of the reports and other information referred to in Exhibit D and Grand's awareness of the matters set forth in such reports and other information.


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      4.05.  The representations and warranties in this Agreement shall be true and correct in all material respects as of the date of execution hereof and as of the closing and shall survive the closing for a period of one (1) year. Any and all liability of Cable or Grand, as the case may be, for breach of any of the representations and warranties in this Agreement shall terminate as to such representation and warranty if no written claim of breach (specifying such representation or warranty allegedly breached and the supporting evidence for the alleged breach) has been delivered to such party on or before the expiration of such one (1) year period, and notwithstanding the existence of a claim of breach with respect to any one or more representations or warranties within such period, the remaining representations and warranties for which no claim of breach has been delivered within the applicable period shall expire and be of no further force or effect.

      4.06. Notwithstanding any other provision of this Agreement, Cable shall not be considered or deemed to be in default or breach of any representation, warranty or covenant of this Agreement unless and until Cable has committed a Breach (as hereinafter defined).

                                    SECTION 5

                                      NAME

      Commencing on the closing of the sale of the Cable Property, Cable hereby grants Grand a non-exclusive, royalty free, license to use the mark and name CABLE CENTER and any variant thereof on signage at, or otherwise reasonably in connection with, the Cable Property for so long as Grand continues to operate the Cable Center in substantially the same way as it is operated as of the date hereof.







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                                    SECTION 6

                         CONDITIONS PRECEDENT TO CLOSING


      6.01. Following the exercise of either Option by Grand, the obligations of Grand hereunder to consummate the closing are subject to the fulfillment, prior to or at such closing, as required, of each of the following conditions, subject to no reservations, restrictions, conditions or limitations unsatisfactory to
Grand:

               (a) All conditions precedent to Grand's obligations provided for in any other section of this Agreement have been satisfied.

               (b) On the closing date no litigation or action shall be pending or threatened, or have been brought, and remain undismissed, alleging the illegality, invalidity of, or seeking to enjoin the performance of this Agreement.

               (c) All consents, approvals, authorizations, agreements, estoppel certificates and beneficiary statements of any third party required or reasonably requested by Grand in connection with the consummation of the transactions contemplated hereby shall have been delivered to Grand.

               (d) The representations and warranties of Cable contained in this Agreement shall be true at the closing as though such representations and warranties were made at such time.

               (e) Cable shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the closing.

               (f) No material adverse change with respect to the Center Property, Rear Property or Access Easement, as applicable, has occurred since the date of the Option Notice.








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



               (g) Cable shall have terminated any and all agreements, other than the Leases, with respect to the applicable property as of the closing and, in the case of the acquisition of the entire Cable Property, if Grand has so requested, Cable shall, within five (5) days after any such request, have given notice of termination under those Leases (including, without limitation, the OPC Lease and the Sign Lease) which are then terminable on not more than ninety (90) days' notice with respect to which such request is made terminating such Leases on the earliest possible date, provided that no Lease termination need be effective prior to the closing.

               (h) The tenant under the McDonald's Lease and beneficiary of the McDonald's Covenant has agreed that Grand may terminate such Person's parking rights on the Cable Property provided that there is loading ingress and egress, and pedestrian ingress and egress, from Las Vegas Boulevard South to such premises and that such Person's employees are provided parking in a reasonable location.

      6.02. Cable, at no cost to Cable, shall render Grand its reasonable cooperation in satisfying the conditions precedent to Grand's purchase of the Cable Property.

      6.03. In the event of failure of any condition precedent to Grand's obligations hereunder, if Grand so elects by written notice to Cable, this Agreement shall cease and terminate as to the applicable parcel and neither party shall have any rights against the other by reason of such termination, except that Cable shall remain liable for any Breach of this Agreement by Cable. Except for the Breach of this Agreement by Cable, the failure of any condition precedent to Grand's obligations hereunder shall not form the basis for any claim by Grand against Cable, including a claim for the recovery of the option payments made to Cable.

      6.04. Any and all terms, covenants, conditions, representations and warranties contained herein which are for the benefit of Grand including, but not limited to, all conditions precedent and Cable's representations and warranties, may be waived by Grand in its sole and absolute discretion.

                                    SECTION 7

                                  RISK OF LOSS

      In the event of any material destruction, damage or condemnation of the Rear Parcel, and/or the Center Property (including any improvements thereon), Cable shall promptly notify Grand in writing. In such event, Grand may, by written notice to Cable, elect to terminate this Agreement. If there is such destruction, damage or condemnation and Grand does not terminate this agreement and Grand exercises either Option, Grand shall acquire the applicable parcel as herein provided (with no offset to or reduction of the applicable Purchase Price) and all insurance and condemnation proceeds attributable to the acquired parcel shall be paid to Grand. In the event Grand is not acquiring the entire Cable Property, Cable shall be entitled to receive and retain all insurance and condemnation proceeds with respect to the Center Property (including, without limitation, in the case of condemnation, severance damages and loss of business goodwill). This Section 7 is intended as an express provision with respect to destruction and eminent domain which supersedes the provisions of the Nevada Uniform Vendor and Purchaser Risk Act. No destruction, damage or condemnation shall form the basis of a claim by Grand for the recovery of the option payments made to Cable.

                                    SECTION 8

                             CONDUCT PENDING CLOSING

      Until either Grand's Options terminate or the closing occurs.

               (a) Cable shall continue to operate the Cable Property in the ordinary and regular course consistent with past practice. Without limiting the generality of the foregoing (i) Cable shall use commercially reasonable efforts to maintain the Cable Property in good working order and condition, ordinary wear and tear excepted; and (ii) Cable shall keep the Cable Property insured at substantially the same levels of coverage and against substantially the same risks as provided by the insurance which is currently in place.

               (b) Cable shall enforce all the terms, covenants and conditions of the Leases. Cable shall promptly provide Grand with copies of all notices and other communications Cable gives or receives with respect to the Leases.

               (c) Cable shall not amend, modify, enter into or terminate any Lease without Grand's prior written consent, which may be withheld in Grand's sole and absolute discretion, provided that Cable may, without Grand's consent, extend the term of now existing Leases so long as (i) Cable promptly provides Grand a copy of such extension agreement, and (ii) such extension does not result in the breach of any term, covenant, condition, representation or warranty contained in this Agreement. Cable may also enter into a lease ("SIGN LEASE") of a portion of the Center Property for a billboard. The Sign Lease shall be subject to the approval of Grand, which shall not be unreasonably withheld. The Sign Lease shall provide that it may be terminated on and after June 30, 2002, on not more than thirty (30) days' notice. Cable shall not enter into any other new agreements affecting the Cable Property other than agreements terminable by Cable within thirty (30) days and which shall be terminated prior to closing. Cable shall provide Grand reasonable notice of any meetings or other negotiations that Cable will have with any tenants under the now existing Leases regarding the extension of the term of such Leases and shall allow a representative of Grand to participate in such negotiations. Should any such tenant, other than the tenant under the OPC Lease, refuse to extend its Lease solely because such extended Lease term is subject to termination on ninety (90) days' notice as provided elsewhere in this Agreement, Grand shall lease the subject premises from Cable for a term commencing on the termination date of such Lease and ending January 31, 2003. Such lease shall be for the rental payable under the applicable Lease immediately preceding its termination and shall otherwise be on the terms and conditions of the terminated Lease, except that there shall be no use restriction (other than (i) restrictions on "adult" and similar objectionable uses, (ii) restrictions necessary to comply with now existing exclusive uses provisions in the Leases or similar provisions hereafter approved by Grand and (iii) restrictions on any use not permitted by the applicable Lease which use would directly compete with a material portion of the business then being conducted by another tenant in the Cable Center) and there shall be no limitations on Grand's ability to assign and/or sublease.

               (d) Cable shall not do, or suffer to be done, any act or event which, if in existence on the date hereof or the closing date, would breach any warranty, representation or covenant made by, or to be observed or performed by, Cable hereunder.

                                    SECTION 9

                             ACCESS AND INFORMATION

      From the date hereof, through and including the termination of the Options or the closing of the purchase of the Rear Parcel or the entire Cable Property, as applicable, Grand shall be entitled to inspect the Cable Property and to conduct such tests, surveys, analysis and feasibility studies of the Cable Property as Grand deems necessary, advisable or desirable, provided Grand notifies Cable of any entry onto the Cable Property in connection therewith and obtains any required consent of the tenant in the case of entry into space occupied by a tenant under a Lease. Grand shall maintain insurance for any such work performed on the Cable Property, shall indemnify and hold Cable harmless from any loss arising out of Grand's work on the Cable Property pursuant hereto and shall restore the affected Cable Property to its condition prior to any such tests in the event the applicable closing does not occur. Cable shall render Grand Cable's full and complete cooperation in connection with any of such inspections, tests, surveys, analyses, studies, and meetings, provided that such cooperation shall be at no cost, expense or liability to Cable. It is specifically acknowledged and agreed that in connection with the foregoing inspections Grand may meet with tenants under the Leases, provided that Grand provides Cable with notice of such meetings and allows Cable to attend the same, and provided further that Grand shall not meet with such tenants prior to June 30, 2001, without Cable's prior consent, which shall not be unreasonably withheld or delayed. In addition to the foregoing, Cable shall permit Grand and its representatives full access to the books and records with respect to the Cable Property, provided that the exercise of such access shall not unreasonably interfere with the normal business and operations of the Cable Property.

                                   SECTION 10

                                     CLOSING

      10.01. The closings shall occur at the offices of Nevada Title Company, a Nevada corporation ("ESCROW AGENT"), 3320 West Sahara Avenue, Suite 200, Las Vegas, Nevada 89102, at the time and date specified in the Option Notice, provided that if Cable shall breach any representation, warranty or covenant of this Agreement made by, or required to be performed or observed by, Cable which breach has not been cured by such date Grand may extend such date to a date not more than ten (10) days after the last date Cable may cure such breach pursuant hereto. In such event, Grand shall not be required to make any option payments during such extension period.

             10.02.1. At the closing Cable shall deliver to Grand the following:

             (a) A grant, bargain and sale deed conveying the Rear Parcel or Cable Property, as the case may be, to Grand subject to the Permitted Title Exceptions.

             (b) In the case of the sale of the entire Cable Property, the originals of all Leases (to the extent in Cable's possession or control), other than any Leases which Cable is required to terminate hereunder, together with a written assignment, in recordable form, of all of the landlord's right, title and interest therein to Grand, in form satisfactory to Grand.

             (c) All files, correspondence, memoranda, books and records pertaining to the applicable parcel, provided that in the case where Grand is acquiring only the Rear Parcel, if any such records relate partly to the Rear Parcel and partly to the remainder of the Cable Property, Cable need only deliver copies of the portions thereof relating to the Rear Parcel.

               (d) A written assignment to Grand of Cable's right, title and interest in any applicable warranties.



      10.02.2.       At the closing Grand shall deliver to Cable the following:

               (a) The applicable Purchase Price in immediately available funds, less any permitted credits.

               (b) In the case of the sale of the entire Cable Property, an assumption of all liabilities under the assigned Leases accruing after the closing in form satisfactory to Cable.

      10.02.3. The closing with respect to the Purchase Price and recorded documents shall be conducted through an escrow with Escrow Agent. At the closing Grand and Cable shall execute such escrow instructions not in conflict with the terms hereof as either of them or Escrow Agent may require to fully effectuate the terms, covenants and conditions hereof.

      10.03. Cable agrees that at the closing and any time thereafter, upon request of Grand, Cable shall execute, acknowledge and deliver to Grand such deeds, assignments, conveyances, transfers, and other instruments and documents and perform such acts as Grand shall from time to time require for the better perfecting, assuring, conveying, assigning, transferring and confirming unto Grand the property and rights herein conveyed or assigned or intended now or hereafter so to be.

      10.04. At and conditioned on the closing, Cable shall pay that portion of the premium for title insurance regarding the applicable parcel referred to in
Section 3 equal to the amount of the standard premium which would have been paid for a CLTA owner's policy of title insurance in the same amount, including refunding to Grand any commitment fee, title insurance premium or similar charge previously paid by Grand, if necessary, so that Cable pays an amount equal to such standard premium. All additional premiums shall be paid by Grand. All other closing costs shall be allocated in accordance with the prevailing practice in Las Vegas, Nevada.

      10.05. Possession of the applicable parcel shall be delivered to Grand as of the closing, subject to the rights of the tenants under assigned Leases, if applicable.

      10.06. The terms, covenants and conditions hereof shall not merge with any deed or conveyance, shall survive the closing and shall continue in full force and effect until such time, if any, as provided herein.

      10.07. At the closing of the sale of the entire Cable Property, Cable and Grand shall execute a written notice of Grand's acquisition of the Cable Property and sufficient copies for transmittal to all tenants and other parties affected by the sale, properly addressed to all such tenants and other parties. The notices shall be prepared by Cable and shall be in form and content satisfactory to Grand, shall notify the addressees of the sale and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Grand or required by law. Cable agrees to transmit, or cause to be transmitted, such notices to the addressees promptly after such closing.

                                   SECTION 11

                             POST CLOSING COVENANTS

      11.01. Should any easements serving the Center Property be located on the Rear Property and should Grand acquire only the Rear Property, Grand may relocate the same and any utility lines located therein at its sole cost and expense. In connection with such relocation of easements and utility lines, Grand shall not materially adversely interfere with the operations of the Cable Center.

      11.02. Conditioned upon and following the occurrence of the closing of the purchase of the Rear Property, Grand shall have the right to remove, at Grand's sole expense, the public parking sign located within the area of the Access Easement. In connection with such removal, Grand shall, at Grand's sole expense, reroute the existing electrical line that runs from the public parking sign to the McDonalds sign located in front of the Cable Center. Should Grand acquire only the Rear Property, in connection with the demolition and removal of any improvements located on the Rear Property (such as light standards), Grand shall, at Grand's expense, conduct such demolition and removal in such a manner as not to damage or render inoperable the other improvements located on the Center Property.

      11.03. Conditioned upon and following the occurrence of the closing of the purchase of only the Rear Property, Grand shall, at Grand's sole expense, remove the guard gate currently located on the Access Easement.

      11.04. The parties acknowledge that certain assessments levied against the Cable Property (such as Special Assessment District No. 97B) are assessed against the Cable Property based upon the front footage along Las Vegas Boulevard. The parties agree that, from and after the closing of the purchase of only the Rear Parcel, amounts due under such assessment obligations existing on such closing date which are payable after such date shall be allocated sixty-seven percent (67%) to the Rear Property and thirty-three percent (33%) to the Center Property. In such event, the parties shall use their best efforts to cause the Rear Property and the Center Property to be separately assessed to reflect the foregoing allocation.

                                   SECTION 12

                                 BROKERAGE FEES

      Each of Cable and Grand agree to indemnify, hold and save the other harmless from any brokerage or similar fees, compensation or expenses which may be suffered by reason of any agreement or purported agreement for the payment thereof by the indemnifying party.

                                   SECTION 13

                             MEMORANDUM OF AGREEMENT

      This Agreement shall not be recorded, but concurrently with the execution hereof the parties shall execute, acknowledge and record a memorandum hereof. In the event of the termination or expiration of the Options, Grand shall, within five (5) business days thereof, execute, acknowledge and record a quitclaim deed acknowledging the termination of all rights of Grand hereunder in connection with the Cable Property.

                                   SECTION 14

                                    NOTICES

      14.01. Any and all notices and demands by any party hereto to the other party, required or desired to be given hereunder shall be in writing and shall be validly given or made only if deposited in the United States mail, certified or registered, postage prepaid, return receipt requested, if made by Federal Express or other similar courier service keeping records of deliveries and attempted deliveries or when served by telecopy or similar facsimile transmission. Service by mail or courier shall be conclusively deemed made on the first business day delivery is attempted or upon receipt, whichever is sooner. Facsimile transmissions received during business hours during a business day shall be deemed made on such business day. Facsimile transmissions received at any other time shall be deemed received on the next business day.

      14.02. Any notice or demand to Cable shall be addressed to Cable at 32 Sawgrass Court, Las Vegas, Nevada 89113, fax (702) 876-8434, with a copy to Demetriou, Del Guercio, Springer & Moyer, 801 South Grand Avenue, 10th Floor, Los Angeles, California 90017-4613, Attention: Stephen Del Guercio, fax (213) 624-0174.

      14.03. Any notice or demand to Grand shall be addressed to Grand at Lakes Gaming, Inc., 130 Cheshire Lane, Minneapolis, Minnesota 55305, Attention:
President, fax (612) 449-8509, with a copy to Lionel Sawyer & Collins, 1700 Bank of America Plaza, 300 South Fourth Street, Las Vegas, Nevada 89101, Attention:
Jeffrey P. Zucker, fax (702) 383-8845.

      14.04. Any party may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the others, which notice of change of address shall not become effective, however, until the actual receipt thereof by the others.

                                   SECTION 15

                                  CONSTRUCTION

      The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Agreement.

                                   SECTION 16

                                 BINDING EFFECT

      This Agreement shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns. Neither party may assign this Agreement prior to the closing, except that Grand may assign this Agreement to any Person controlled by Grand and/or Brett Torino and Cable may assign this Agreement to an exchange intermediary to the extent necessary for purposes of effectuating a Section 1031 exchange as provided in Section 2.05 hereof and that, in connection with a conveyance of the Cable Property, Cable may assign this Agreement to the grantee of the Cable Property. Without limiting Grand's rights hereunder, such grantee shall acknowledge that its rights in the Cable Property are subject to this Agreement and the Options and shall assume all of Cable's obligations hereunder. This Agreement shall not inure to the benefit of any Person other than the parties hereto and their permitted successors and assigns. Without limiting the generality of the foregoing, no tenant under any Lease shall have any rights hereunder.


                                   SECTION 17

                               PARTIAL INVALIDITY

         If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Agreement, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

                                   SECTION 18

                                ENTIRE AGREEMENT

      This Agreement contains the entire agreement between the parties and cannot be changed or terminated orally.

                                   SECTION 19

                                 ATTORNEYS' FEES


      In the event any action is commenced by either party against the other in connection herewith, including, but not limited to, any bankruptcy proceeding, the prevailing party shall be entitled to its costs and expenses, including reasonable attorneys' fees.

                                   SECTION 20

                                 INTERPRETATION

      20.01. The captions appearing at the commencement of the sections hereof are descriptive only and for convenience in reference to this Agreement and in no way whatsoever define, limit or describe the scope or intent of this Agreement, nor in any way affect this Agreement.

      20.02. Personal pronouns shall be construed as though of the gender and number required by the context, and the singular shall include the plural and the plural the singular as may be required by the context.

      20.03. Unless otherwise specified all references herein to Sections shall mean sections of this Agreement and all references to Exhibits shall mean exhibits to this Agreement.

      20.04. The parties agree that neither party shall be deemed to be the drafter of this Agreement and that in the event this Agreement is ever construed by a court of law or equity, such court shall not construe this Agreement or any provision hereof against either party as the drafter of the Agreement.

                                   SECTION 21

                                  DEFINITIONS

      As used in this Agreement the following terms have the following meanings:

      Access Easement is defined in Section 1.01.2.

      Breach means the breach by Cable of an express representation, warranty or covenant made by, or required to be performed or observed by, Cable which breach materially adversely affects either (i) Grand's ability to acquire the Rear Parcel or Cable Property as contemplated herein, (ii) the value of the Rear Property or Cable Property or (iii) Grand's intended use of the Rear Property,

Access Easement or Cable Property (including, without limitation, any breach which materially delays Grand's development of the applicable parcel or materially increases the cost thereof) and which breach is not cured by Cable within twenty (20) days following Cable's receipt of written notice from Grand of such breach (specifying in reasonable detail the nature of such breach) or within forty-five (45) days following receipt of such notice if due to the nature of such breach it cannot reasonably be cured within such twenty (20) day period so long as Cable commences such cure within such twenty (20) day period and diligently prosecutes such cure to completion within such forty-five (45) day period.

      Cable is defined in the preamble hereto.

      Cable Center is defined in the recitals hereto.

      Cable Property is defined in the recitals hereto.

      Center Property is defined in the recitals hereto.

      Environmental Laws means all federal, state and local laws and ordinances now or hereafter governing the environment or health and safety, including those related to toxic or hazardous substances and other contaminants.


      Escrow Agent is defined in Section 10.01.

      Grand is defined in the preamble hereto.

      Hazardous Materials means all substances now or hereafter designated or otherwise considered toxic, hazardous or otherwise deleterious under any Environmental Law.

      Lease and Leases are defined in Section 4.01.1(g).

      Material Title Defect means a defect in the condition of title of the Rear Parcel or the Center Property created by Cable subsequent to the date of the PTR other than a Permitted Title Exception, which is not cured by Cable in accordance with the provisions regarding notice and opportunity to cure as set forth in the definition of Breach.

      McDonald's Covenant is defined in Section 3.

      McDonald's Lease means that Store Lease dated January 1, 1994 between Martin Cable and McDonald's Corporation, as amended May 12, 1994.

      Narang Lease means that Shopping Center Lease dated             , 19  ,
between Martin Cable and Sartja Narang.

      North Easement is defined in Section 1.01.2.

      OPC Lease means a lease for an OPC kiosk on a portion of the Center Property. The OPC Lease shall be in substantially the same form as that Lease between Cable and Resort Management Solutions, LLC, dated May 18, 2000 previously delivered by Cable to Grand.

      Option and Options are defined in Section 1.01.1.

      Option Notice is defined in Section 1.05.

      Option Period is defined in Section 1.02.

      Permitted Title Exceptions is defined in Section 3.

      Person means any person or entity or any combination thereof.

      PTR is defined in Section 3.

      Purchase Price is defined in Section 2.01.

      Rear Parcel means the Access Easement and the Rear Property.

      Rear Property is defined in the recitals hereto.

      Sign Lease is defined in Section 8(c).

                                   SECTION 22

                                  COUNTERPARTS

      This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same Agreement. Any signature page of this Agreement may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.

      Nothing herein shall be deemed to modify or amend any obligation or right under the Original Option Agreement which accrued prior to the effective date of this Amended and Restated Option Agreement or to release any party from, or deny any party the benefit of, any provision of said Original Option Agreement or to waive any provision thereof or default thereunder. No option payments made for periods prior to June, 2000, shall be applied against the Purchase Price. Each party hereby represents and warrants to the other party that it has no knowledge of any breach of the Original Option Agreement by such other party.

      IN WITNESS WHEREOF, the parties have executed this Amended and Restated Option Agreement as of the day and year written above.

      Cable:                                 Grand:

      Cable Family Trust                     Grand Casinos Nevada I, Inc.,
                                             a Minnesota corporation

      By: Martin J. Cable                    By:
          ------------------------              -----------------------
          Martin J. Cable, Trustee
                                             Its:
                                                 -----------------------

      By: Olga B. Cable
          -----------------------
          Olga B. Cable, Trustee

                                MEMORANDUM OF THE
                      AMENDED AND RESTATED OPTION AGREEMENT


         Concurrently herewith the undersigned have entered into an Amended and Restated Option Agreement pursuant to which the Trustees of the Cable Family Trust have granted to Grand Casinos Nevada I, Inc. the option to purchase that property described on Exhibit A attached hereto and incorporated herein by reference ("Option Parcel").

         The option expires if it has not been exercised by January 2, 2003.

         This Memorandum may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all such counterparts shall constitute one and the same document. Any signature page of this Memorandum may be detached from any counterpart without impairing the legal effect of any signatures thereon, and may be attached to another counterpart, identical in form thereto, but having attached to it one or more additional signature pages.


         Dated as of June 1, 2000.




                                        CABLE FAMILY TRUST


                                        By: Martin J. Cable, Trustee
                                            ------------------------
                                            Martin J. Cable, Trustee

                                        By: Olga B. Cable, Trustee
                                            ------------------------
                                            Olga B. Cable, Trustee

                                        GRAND CASINOS NEVADA I, INC.,
                                        a Minnesota corporation


                                        By:
                                            ------------------------
                                        Its:
                                             -----------------------
                                             Lyle Berman, CEO